UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FIRSTCITY FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

FIRSTCITY FINANCIAL CORPORATION

6400 Imperial Drive

Waco, Texas 76712

SUPPLEMENT DATED NOVEMBER 5, 2009 TO THE

PROXY STATEMENT DATED OCTOBER 1, 2009 FOR THE

2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 13, 2009

This Supplement provides updated information for the Proxy Statement dated October 1, 2009 (the “Proxy Statement”), which was previously provided, or made available, to the stockholders of FirstCity Financial Corporation (the “Company”).

Amendment to the Company’s 2010 Stock Option and Award Plan

The Company has amended its 2010 Stock Option and Award Plan (the “2010 Plan”), for which the Company is requesting stockholder approval as discussed in Proposal No. 2 in the Proxy Statement.  The 2010 Plan provides for unvested awards granted under the 2010 Plan to accelerate immediately upon the occurrence of a “Change in Control.”  Prior to its amendment, the 2010 Plan provided that, among other events, a Change in Control occurs upon approval by the Company’s stockholders of a major corporate transaction, including a reorganization, merger, liquidation of the Company, sale of all or substantially all of the Company’s assets or similar corporate transaction (a “Corporate Transaction”).  The Company amended the Plan to provide that a Change in Control occurs upon the consummation of a Corporate Transaction, as opposed to upon stockholder approval.

The foregoing summary of the amendment to the 2010 Plan is qualified in its entirety by reference to the full text thereof, which is set forth as Appendix A attached hereto.

Effect of Broker Non-Votes on Proposal to Approve the 2010 Plan

A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  The Proxy Statement contains conflicting language concerning the effect of broker non-votes.  This Supplement is intended to clarify that, under Delaware law, broker non-votes are not counted in shares entitled to vote on the 2010 Plan (Proposal No. 2 in the Proxy Statement) and, consequently, will have no effect on the vote count regarding approval of the Plan.

Explanatory Note

Except as specifically updated by  the information contained in this Supplement, all information set forth in the Proxy Statement and the notice remains accurate and should be considered in voting your shares.  This Supplement does not provide all of the information that is important to your decision in voting at the 2009 Annual Meeting.  Additional information is contained in the Proxy Statement.  This Supplement should be read in conjunction with the Proxy Statement.

LOTTE D. BOSTICK

Secretary

FirstCity Financial Corporation

Waco, Texas

November 5, 2009

APPENDIX A

AMENDMENT NUMBER ONE TO

THE 2010 STOCK OPTION AND AWARD PLAN

FIRSTCITY FINANCIAL CORPORATION, a Delaware corporation (“FIRSTCITY”) hereby adopts this AMENDMENT NUMBER ONE (this “Amendment”) to the FIRSTCITY FINANCIAL CORPORATION 2010 Stock Option and Award Plan (the “Plan”) effective as of April 1, 2010, subject to approval of the Plan and this Amendment by FIRSTCITY’s stockholders at their 2009 Annual Meeting.

WHEREAS, FIRSTCITY’s Board of Directors (the “Board”) adopted the Plan and submitted the Plan to FIRSTCITY’s stockholders for approval at the 2009 Annual Meeting; and

WHEREAS, FIRSTCITY now desires to amend the definition of “Change in Control” in the Plan so that awards under the Plan cannot be vested before the consummation of a Change in Control that ultimately may not occur; and

WHEREAS, Section 15.1 of the Plan generally permits the Board to amend the Plan in whole or in part; provided that, approval of the stockholders is required for any amendment that (i) materially expands the class of participants eligible to participate in the Plan, (ii) increases the total number of shares of common stock which may be granted pursuant to the Plan, (iii) materially increases the benefits to participants, or (iv) otherwise amends the Plan in any manner which the Board, in its discretion, determines should become effective only if approved by the stockholders even though stockholder approval is not expressly required by the Plan or law.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             Section 2(f) of the Plan is amended by deleting subparagraph (ii) from said Section in its entirety and substituting in lieu thereof the following new subparagraph (ii):

(ii)           The consummation of a reorganization, merger consolidation, complete liquidation or dissolution of FIRSTCITY or the consummation of the sale or disposition of all or substantially all of the assets of FIRSTCITY or similar corporate transaction (in each case referred to in this Section 2(f) as a “Corporate Transaction”);or

2.             IN ALL RESPECTS NOT AMENDED HEREIN, the Plan shall remain in full force and effect.

[Signature Page Follows]

A-1

IN WITNESS WHEREOF, THIS AMENDMENT NUMBER ONE is executed this          day of November, effective as of the date referred to herein.

FIRSTCITY FINANCIAL CORPORATION

By:

Name:

Title:

Attest:

Secretary

A-2